May 18, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that UniSource Energy Corporation has included our report dated May 5, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-8 for the Tucson Electric Power Company Supplemental Retirement Account for Classified Employees to be filed on or about May 19, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP


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